UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2007

Crown Castle International Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-16441 (Commission File Number)	76-0470458 (IRS Employer Identification Number)

510 Bering Drive
Suite 600
Houston, TX 77057
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

    On March 6, 2007, Crown Castle Operating Company (“Borrower”), a subsidiary of Crown Castle International Corp. (“Company”), and the Company entered into (i) an amendment (“Amendment to Credit Agreement”) to the Borrower’s existing credit agreement dated as of January 9, 2007 (as amended, supplemented or otherwise modified, “Credit Agreement”), with the subsidiary guarantors named therein and the lenders named therein, pursuant to which such lenders agreed to amend certain terms of the Credit Agreement, (ii) an amendment (“Amendment to Existing Term Loan Joinder”) to the Borrower’s existing term loan joinder dated as of January 26, 2007 (“Existing Term Loan Joinder”), with the lenders named therein, pursuant to which such lenders agreed to amend certain terms applicable to the Borrower’s existing $600 million senior secured term loan (“Existing Term Loan”), and (iii) a term loan joinder (“New Term Loan Joinder”) with the lenders named therein, pursuant to which such lenders agreed to provide the Borrower with a $50 million senior secured term loan (“New Term Loan” and, together with the Existing Term Loan, "Term Loans") under the Credit Agreement.

The Credit Agreement now provides for aggregate commitments of $900 million, consisting of (i) a $250 million senior secured revolving credit facility (“Revolving Facility”), which will mature on January 8, 2008, and (ii) the Term Loans, which will mature on March 6, 2014.

The Amendment to Credit Agreement, among other things, (i) reduces the interest rate margins applicable to borrowings under the Revolving Facility and (ii) upon termination of the Revolving Facility, eliminates the covenants that require compliance with certain financial ratios. Borrowings under the Revolving Facility now bear interest at a rate per annum, at the Borrower’s election, equal to the prime rate of The Royal Bank of Scotland plc plus 0.625% or LIBOR plus 1.625%.

The Amendment to Existing Term Loan Joinder, among other things, (i) reduces the interest rate margins applicable to the Existing Term Loan and (ii) extends the maturity date of the Existing Term Loan from January 25, 2014, to March 6, 2014. Borrowings under the Existing Term Loan now bear interest at a rate per annum, at the Borrower’s election, equal to the prime rate of The Royal Bank of Scotland plc plus 0.50% or LIBOR plus 1.50%.

Pursuant to the terms of the New Term Loan Joinder, borrowings under the New Term Loan bear interest at a rate per annum, at the Borrower’s election, equal to the prime rate of The Royal Bank of Scotland plc plus 0.50% or LIBOR plus 1.50%. With respect to any borrowings under the Credit Agreement, interest on prime rate loans is due monthly, while interest on LIBOR loans is due at the end of the interest period (one, two, three or six months) for which such LIBOR rate is in effect.

The guarantees, security provisions, events of default and covenants applicable to the New Term Loan are the same as those applicable to the Existing Term Loan under the Credit Agreement. The proceeds of the New Term Loan may be used to finance a dividend to the Company to enable the Company to repurchase its capital stock and for general corporate purposes.

The above summary of the Amendment to Credit Agreement, the Amendment to Term Loan Joinder, the New Term Loan Joinder, the Credit Agreement and the Existing Term Loan Joinder is qualified in its entirety by reference to the complete terms and provisions of the Amendment to Credit Agreement, the Amendment to Term Loan Joinder and the New Term Loan Joinder, in each case filed herewith as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, the Credit Agreement previously filed by the Company on Form 8-K on January 11, 2007, and the Existing Term Loan Joinder previously filed by the Company on Form 8-K on January 29, 2007.

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01, which is incorporated by reference.

ITEM 9.01 -- FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No	Description
10.1
First Amendment, dated March 6, 2007, among Crown Castle International Corp., Crown Castle Operating Company, Crown Castle Operating LLC, the lenders named therein, and The Royal Bank of Scotland plc, as administrative agent

10.2
Amendment to Term Loan Joinder, dated March 6, 2007, among Crown Castle International Corp., Crown Castle Operating Company, the lenders named therein, and The Royal Bank of Scotland plc, as administrative agent

10.3	Term Loan Joinder, dated March 6, 2007, among Crown Castle International Corp., Crown Castle Operating Company, the lenders named therein, and The Royal Bank of Scotland plc, as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

Date: March 7, 2007	By:	/s/ E. Blake Hawk
Name: E. Blake Hawk
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No	Description
10.1
First Amendment, dated March 6, 2007, among Crown Castle International Corp., Crown Castle Operating Company, Crown Castle Operating LLC, the lenders named therein, and The Royal Bank of Scotland plc, as administrative agent

10.2
Amendment to Term Loan Joinder, dated March 6, 2007, among Crown Castle International Corp., Crown Castle Operating Company, the lenders named therein, and The Royal Bank of Scotland plc, as administrative agent

10.3	Term Loan Joinder, dated March 6, 2007, among Crown Castle International Corp., Crown Castle Operating Company, the lenders named therein, and The Royal Bank of Scotland plc, as administrative agent